Exhibit 99.1

Sanchez Energy Completes the Wycross Acquisition

Houston, TX—October 4, 2013—Sanchez Energy Corporation (NYSE: SN) (“Sanchez Energy” or the “Company”), a rapidly growing independent oil and gas company targeting onshore U.S. Gulf Coast oil resource plays with a current focus on the Eagle Ford Shale, today reported the closing of the previously announced Wycross acquisition with an effective date of July 1, 2013. Including the $11.0 million deposit previously paid, total consideration for the acquisition was approximately $230.1 million, which includes the $220.0 million purchase price and approximately $10.1 million in normal and customary closing adjustments. The final purchase price is subject to further customary post-closing adjustments. The transaction was funded from the net proceeds of the Company’s recently completed sale of approximately 11.0 million shares of common stock and $200 million of 7.75% senior notes due 2021.

Tony Sanchez, III, President and Chief Executive Officer of Sanchez Energy, commented: “The Wycross acquisition is expected to add another high return, oil weighted asset to our Eagle Ford operations with approximately 11 MMBOE of proved reserves and 2,000 BOE/D of current production. To date, wells on this asset were drilled on 80+ acre spacing from single well pads. Once we take over operations, we plan to develop this area on 40 acre spacing and move to pad drilling to further reduce costs and to provide additional upside potential.”

About Sanchez Energy Corporation

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional oil resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale where the Company has assembled approximately 140,000 net acres. The Company also has approximately 40,000 net acres targeting the Tuscaloosa Marine Shale. For more information about Sanchez Energy Corporation, please visit our website: www.sanchezenergycorp.com.

Forward Looking Statements

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to successfully closing our announced acquisitions, the anticipated benefits of our acquisitions, any planned take-over of operations, future down-spacing and movement to pad drilling to further reduce costs and to provided additional upside, and other aspects of any proposed acquisitions. These statements are based on certain assumptions made by the company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to failure of acquired assets to produce as anticipated, failure to successfully integrate acquired assets, failure to continue to produce oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth and other factors described in Sanchez Energy’s Annual Report for the fiscal year ended December 31, 2012 and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q.  Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (“SEC”). Sanchez Energy’s filings with the SEC are available on its website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.  In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Cautionary Note to U.S. Investors

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use certain terms in our press releases, such as net resource potential and other variations of the foregoing terms that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the reserves disclosures in our filings with the SEC available on our website at www.sanchezenergycorp.com and the SEC’s website at www.sec.gov. You can also obtain this information from the SEC by calling its general information line at 1-800-SEC-0330.

Note Regarding Wycross Reserves Disclosure

The reserves information relating to the Wycross assets which is presented herein is based on our internal analysis, and we have not yet received a report from an independent reserve engineer with respect to such information.

Company contact:

Michael G. Long
Senior Vice President and Chief Financial Officer
Sanchez Energy Corporation
(713) 783-8000

SOURCE Sanchez Energy Corporation